EXHIBIT 10.64

Scripps Supplemental Executive Retirement Plan

(As Amended and Restated Effective January 1, 2003)

1

Scripps Supplemental Executive Retirement Plan

ARTICLE 1. INTRODUCTION

The E.W. Scripps Company, an Ohio corporation (“EWSCO”), hereby amends and restates the Scripps Supplemental Executive Retirement Plan (sometimes heretofore called the Scripps Excess Benefit Plan) to read in its entirety as set forth in this document, effective January 1, 2003.

The Scripps Supplemental Executive Retirement Plan (“Scripps SERP” or “SERP”) originally was established by a predecessor of EWSCO on October 27, 1982 in response to certain limitations that were imposed upon tax qualified pension plans by the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”). TEFRA had the effect of reducing tax qualified pension benefits for executive employees by limiting the amount of an employee’s annual compensation that may be recognized under such a plan and limiting the maximum level of benefits that may be paid to an employee by such a plan. Following the original adoption of the SERP by EWSCO, various affiliates of EWSCO thereafter adopted the SERP from time to time for the benefit of their own executive employees.

The purpose of the SERP is to supplement benefits payable to, and on behalf of, covered employees by the Scripps Pension Plan, a tax qualified retirement plan maintained by EWSCO and its affiliates. In general, the SERP provides covered employees with the additional benefits they would have earned under the Scripps Pension Plan, by reason of their Scripps and Scripps-related employment, in the absence of the annual compensation limits and maximum benefit limits imposed by Section 401(a)(17) and Section 415, respectively, of the Internal Revenue Code of 1986, as amended (“Code”).

EWSCO and its affiliates who participate in the SERP (collectively, the “Participating SERP Employers”) each agree to pay the benefits which their own covered employees become entitled to receive under the terms of the SERP. Each covered employee only will receive SERP benefits from the particular Participating SERP Employer by whom he/she was employed. SERP benefits shall not be advance funded, but rather shall only be payable from the general assets of the Participating SERP Employer, with the covered employee being a general creditor of his/her Participating SERP Employer.

It is intended that (i) the SERP constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) the SERP be an excess benefit plan, within the meaning of Sections 3(36) and 4(b)(5) of ERISA; and (iii) there be no inconsistencies between the benefit and eligibility determinations made under the SERP and those made under the Scripps Pension Plan. Accordingly, all provisions of the SERP are to be interpreted and carried out in a manner consistent with the aforesaid intentions.

ARTICLE 1	2

Scripps Supplemental Executive Retirement Plan

ARTICLE 2. DEFINITIONS

2.1	“Adjusted Annual Compensation” means a Covered Employee’s “Annual Compensation” under the Scripps Pension Plan, but determined without regard to any limitations imposed by reason of Section 401(a)(17) of the Code on the maximum amount that may recognized as Annual Compensation. A Covered Employee’s Adjusted Annual Compensation also shall include (to the extent not already included in Annual Compensation) the following amounts, which shall be added to the Covered Employee’s compensation for the taxable year in which such amounts are earned:

(a)	Bonuses earned in 1989 and later if paid more than one year after the calendar year in which such bonuses were earned;

(b)	Other payments in the nature of deferred compensation which have been designated by the Pension Board as includable in an employee’s Adjusted Annual Compensation for purposes of this Plan; and

(c)	Any other forms of executive compensation which have been designated by the Pension Board as includable in an employee’s Adjusted Annual Compensation for purposes of this Plan.

2.2	“Beneficiary” means a Covered Employee’s “Beneficiary” under the Scripps Pension Plan. Notwithstanding the foregoing, if a Covered Employee’s SERP Benefit is to be distributed in the form of a 10-year installment payout pursuant to the next to last paragraph of Article 4 hereof, the Covered Employee may file a separate written beneficiary designation with the Pension Board for his SERP Benefit, in which case his/her Beneficiary shall be the person(s) named in such beneficiary designation.

2.3	“Code” means the Internal Revenue Code of 1986, as amended.

2.4	“Covered Employee” means a management or highly compensated employee of a Participating SERP Employer (i) who qualifies for a Normal Retirement Benefit, Early Retirement Benefit, Disability Retirement Benefit or Deferred Vested Benefit under the Scripps Pension Plan that is limited by reason of Section 401(a)(17) and/or Section 415 of the Code, and (ii) who has not been expressly excluded from participation in the SERP by agreement with his/her Participating SERP Employer.

2.5	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.6	“EWSCO” means The E.W. Scripps Company, an Ohio corporation, or any successor.

2.7	“Participating SERP Employer” means a “Participating Employer” under the Scripps Pension Plan that is in the EWSCO control group under Section 414(b) or 414(c) of ERISA, or any other Participating Employer under the Scripps Pension Plan that adopts the SERP with the consent of the Pension Board.

2.8	“Pension Board” means the “Pension Board” under the Scripps Pension Plan.

ARTICLE 2	3

Scripps Supplemental Executive Retirement Plan

2.9	“Scripps Pension Plan” or “Pension Plan” means the document entitled Scripps Pension Plan (As Amended and Restated as of January 1, 1997), as the same may be amended and restated from time to time, including the tax qualified pension plan provided for thereunder.

2.10	“Scripps SERP” or “SERP” or “Plan” means this document, as the same may be amended from time to time, including the nonqualified pension plan provided for hereunder.

2.11	“SERP Benefit” means any benefit payable under the Scripps SERP to or on behalf of a Covered Employee .

2.12	In addition to the foregoing, in the case of any terms which are used in the SERP and not defined herein but which are defined in the Scripps Pension Plan, such terms shall have the meanings set forth in the Scripps Pension Plan.

2.13	Whenever appropriate, words used herein in the singular may be read as the plural and the plural may be read as the singular. Unless otherwise clear from the context, words used herein in the masculine shall also be deemed to include the feminine.

ARTICLE 2	4

Scripps Supplemental Executive Retirement Plan

ARTICLE 3. PLAN PARTICIPATION

An individual must be a Covered Employee in order to participate in the Scripps SERP.

ARTICLE 3	5

Scripps Supplemental Executive Retirement Plan

ARTICLE 4. BENEFITS PAYABLE

A Covered Employee shall be entitled to receive the benefits described in this Article 4, payable as described in Article 5 hereof. For purposes of this Article 4, payment to a Covered Employee shall include payment to his/her Beneficiary in accordance with any benefit election made by the Covered Employee under the Scripps Pension Plan.

Upon qualifying to receive benefits under the Scripps Pension Plan, the Pension Board shall determine whether a participant’s benefit amount has been limited by reason of Section 401(a)(17) and/or Section 415 of the Code. If it has and the participant otherwise is a Covered Employee, the Pension Board then shall compute the following:

(a)	His/her actual benefit amount under the Scripps Pension Plan; and

(b)	What the benefit amount would be if computed on the basis of his/her Adjusted Annual Compensation and without any Code Section 415 maximum benefit limitation (as currently set forth in Section 6.02 of the Scripps Pension Plan).

After determining the amount by which paragraph (b) exceeds paragraph (a) above, the Pension Board then shall gross up the difference by the combined employer/employee Medicare hospital insurance tax assessable on such difference (currently 2.9%), and such grossed up amount shall represent the amount of the Covered Employee’s SERP Benefit.

Except as provided in the following paragraph, a Covered Employee’s SERP Benefit shall be paid in exactly the same form of benefit as his/her benefit under the Scripps Pension Plan is paid, and using exactly the same actuarial adjustments and assumptions as are prescribed under the Scripps Pension Plan.

In the case of any Covered Employee whose benefit under the Scripps Pension Plan is distributed as a Lump-Sum Payment (Option E), his/her SERP Benefit will be paid in the form of a 10-year installment payout, with the amount of the installments being computed using the same interest factor that is used in computing his/her Lump-Sum Payment (Option E) under the Scripps Pension Plan. If the Covered Employee should die before completion of the 10-year installment payout, all remaining installments will be paid to the Covered Employee’s Beneficiary.

Any rules adopted by the Pension Board regarding the computation of a Covered Employee’s SERP Benefit shall have the same force and effect as if expressly included in this document.

ARTICLE 4	6

Scripps Supplemental Executive Retirement Plan

ARTICLE 5. PAYMENT OF SERP BENEFITS

All SERP Benefits shall be paid in cash from the general assets of a Covered Employee’s Participating SERP Employer. If a Covered Employee is entitled to a SERP Benefit on account of service with more than one Participating SERP Employer, the Pension Board shall determine the manner in which the obligation to pay such SERP Benefit shall be equitably apportioned between or among such Participating SERP Employers. A Covered Employee shall have the status of a general creditor of his/her Participating SERP Employer with respect to any claim for SERP Benefits.

ARTICLE 5	7

Scripps Supplemental Executive Retirement Plan

ARTICLE 6. PLAN ADMINISTRATION

The SERP Plan shall be administered in the same manner as the Scripps Pension Plan by the Pension Board and/or its designee(s). The Pension Board shall have the same rights, powers and duties with respect to the SERP Plan as it has under the terms of the Scripps Pension Plan. Without limiting the generality of the foregoing, the Pension Board has full authority to (i) interpret the SERP Plan, (ii) determine all questions relating to the rights and status of Covered Employees and their SERP Benefits, and (iii) make such rules and regulations for the administration of the SERP Plan as are not inconsistent with its express terms and provisions.

ARTICLE 6	8

Scripps Supplemental Executive Retirement Plan

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1	ERISA and Governing Law. The SERP Plan is a combination of an excess benefit plan, as defined in Sections 3(36) and 4(b)(5) of ERISA, and an unfunded deferred compensation plan for a select group of management or highly compensated employees, as defined in Section 201(2) and 401(a)(1) of ERISA. As such, the Plan is expressly excluded from all, or substantially all, of the provisions of ERISA, including but not limited to Parts 2 and 3 of Title I thereof. None of the statutory rights and protections conferred on participants by ERISA are conferred under the terms of this Plan, except as expressly noted or required by operation of law. To the extent not superseded by federal law, the laws of the State of Ohio shall control in any and all matters relating to the Plan.

7.2	Incorporation of Scripps Pension Plan Provisions By Reference. The provisions of the Scripps Pension Plan are hereby fully incorporated by reference, but only to the extent reference is made by the SERP Plan to such provisions or otherwise necessary for the proper administration of the SERP Plan. Eligibility for and payment of SERP Benefits under this Plan shall be based solely upon benefit determinations and computations made under the terms of the Scripps Pension Plan, excepting only the imposition of those benefit limitations attributable to Sections 401(a)(17) and 415 of the Code and the different compensation standard hereunder. The eligibility of each Covered Employee for SERP Benefits thus will be based, at least in part, upon the interpretations of the Scripps Pension Plan provisions, as made by the fiduciaries thereof; and such fiduciaries’ interpretations will be fully binding on this Plan and all parties hereto. Except as expressly provided in the SERP Plan, any restrictions or limitations imposed upon the payment of benefits under the Scripps Pension Plan shall be equally applicable to the payment of benefits under the SERP Plan

7.3	Claims and Appeals Procedure. The claims and appeals procedure set forth in the Scripps Pension Plan (currently Section 9.01 thereof) shall be equally applicable to claims and appeals under the SERP Plan, and such provisions hereby are incorporated into this Plan by reference.

7.4	Benefits Are Nonassignable. No SERP Benefit may be pledged, assigned, anticipated or alienated in any way by any Covered Employee or Beneficiary or personal representative of the foregoing. Moreover, no Covered Employee, Beneficiary or personal representative of the foregoing shall have any right to cause benefits otherwise payable under this Plan to be accelerated or paid on any basis or in any form other than on the bases and in the forms provided for under Articles 4 and 5 hereof.

7.5	Amendment, Suspension or Termination of Plan. EWSCO hereby reserves the right and power to amend, suspend or terminate this Plan, in whole or in part, at any time and from time to time; provided, however, that in no event shall EWSCO have the right to eliminate or reduce any SERP Benefit which has already has become payable under Article 4 hereof prior to such amendment, suspension or termination. Each Participating SERP Employer also have the right to withdraw from the Plan with respect to all employees whose SERP Benefits have not yet become payable under Article 4 hereof

ARTICLE 7	9

Scripps Supplemental Executive Retirement Plan

prior to such withdrawal. All actions pursuant to this Section 7.5 shall be set forth in a written instrument executed by an appropriate corporate officer.

7.6	No Guarantee Of Employment. Nothing contained herein shall be construed as a contract of employment between a Participating SERP Employer and any employee, or as a right of any employee to continue in the employment of a Participating SERP Employer, or as a limitation of the right of a Participating SERP Employer to discharge any of its employees, with or without cause, at any time.

7.7	Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

7.8	Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of a Participating SERP Employer, the Participating SERP Employer shall have the unilateral right (but not the obligation) to assign or transfer its participation in the Plan, or any liability or other obligation arising thereunder, in whole or in part to a successor, in which case such successor shall be substituted for the former Participating SERP Employer under the Plan. The substitution of a successor shall constitute a full and complete assumption of all associated Plan liabilities by such successor and a full and complete discharge of the former Participating SERP Employer with respect thereto, and the successor shall thereupon have all of the powers, duties and responsibilities of the prior Participating SERP Employer under the Plan.

IN WITNESS WHEREOF, The E.W. Scripps Company, acting by and through its duly authorized officer, hereby adopts this Scripps Supplemental Executive Retirement Plan (As Amended and Restated Effective January 1, 2003), this          day of         , 2003.

THE E.W. SCRIPPS COMPANY

BY:

ARTICLE 7	10